EXHIBIT 32.1

CERTIFICATION

Written Statement of the Chief Executive Officer and Principal Financial Officer Pursuant to 18 U.S.C. 1350

Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Principal Executive Officer and Principal Financial Officer of Jilco Industries, Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarter ended October 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 15, 2006

/s/ Martha Kretzmer
Martha Kretzmer
Principal Executive Officer and Principal Financial Officer